Exhibit 10.3

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

Republic Airways Holdings, Inc.

United Contract No. 165982-1

July 7, 2004

Gregory P. Kaldahl

Director, United Express

United Air Lines, Inc.

1200 E. Algonquin Road

Elk Grove Township, IL  60007

Fax No.:  847-364-6728

Dear Greg:

When executed by both parties, this letter agreement (this “Agreement”) shall amend and supersede the letter agreement dated February 13, 2004 (the “Prior Agreement”) between Republic Airways Holdings, Inc. (“RJET”) and United Air Lines, Inc. (“United”) pursuant to which RJET agreed to provide United a [*] for United Express flights operated by RJET’s subsidiary, Chautauqua Airlines, Inc. (“Chautauqua”).  Upon the execution of this Agreement, the Prior Agreement shall be null and void and of no force or effect.

In consideration of United entering into the United Express Agreements dated as of February 9, 2004 with Republic Airline, Inc. (“Republic”) and dated as of February 13, 2004 with Chautauqua, in each case as amended (collectively, the “United Express Agreements”), and in consideration of United agreeing to amend and supersede the Prior Agreement and to forego [*] to which it is or would have be entitled thereunder, RJET shall provide United with [*] as provided herein.  The [*] shall be [*] for each aircraft [*] aircraft that is operated during an [*] in revenue service (i.e. excluding spares) by Chautauqua or Republic under a [*] under the United Express Agreements.  The [*] no later than the 10th day of [*].  By way of example, if during a [*], Chautauqua and Republic operated a total of [*] aircraft, including [*] spare aircraft, under the United Express Agreements, RJET would be required to [*] by the 10th day of [*].

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES ACT OF 1933.  THE OMITTED MATERIALS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

* Confidential

Please confirm that the foregoing accurately reflects our agreement by executing and returning to the undersigned a copy of this letter.

Sincerely,

/s/ Bryan K. Bedford
Bryan K. Bedford
President

ACCEPTED & AGREED THIS
7TH DAY OF JULY, 2004

UNITED AIR LINES, INC.

By:	/s/ Gregory T. Taylor
Name:	Gregory T. Taylor
Title:	Senior Vice President - Planning